EXECUTION COPY







                              BELLSOUTH CORPORATION

                                       and

                              THE BANK OF NEW YORK

                                                             Trustee









                                    INDENTURE
                           Dated as of August 15, 2001








                 Providing for Issuance of Securities in Series

TABLE OF CONTENTS*

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE


                                   Page
SECTION  1.01.  Definitions...............................................    1
SECTION  1.02.  Other Definitions.........................................    3
SECTION  1.03.  Incorporation by Reference of Trust Indenture Act.........    4
SECTION  1.04.  Rules of Construction.....................................    4


                               ARTICLE 2

                            THE SECURITIES

SECTION  2.01.  Issuable in Series........................................    4
SECTION  2.02.  Establishment of Terms and Form of Series of Securities...    5
SECTION  2.03.  Execution, Authentication and Delivery....................    7
SECTION  2.04.  Registrar and Paying Agent................................    9
SECTION  2.05.  Payment on Securities.....................................    9
SECTION  2.06.  Paying Agent to Hold Money in Trust.......................   10
SECTION  2.07.  Securityholder Lists; Ownership of Securities.............   10
SECTION  2.08.  Transfer and Exchange.....................................   11
SECTION  2.09.  Replacement Securities....................................   13
SECTION  2.10.  Outstanding Securities....................................   13
SECTION  2.11.  Treasury Securities.......................................   14
SECTION  2.12.  Temporary Securities......................................   14
SECTION  2.13.  Cancellation..............................................   15
SECTION  2.14.  Defaulted Interest........................................   15
SECTION  2.15.  CUSIP Numbers.............................................   15

                               ARTICLE 3

                              REDEMPTION

SECTION  3.01.  Notice to Trustee.........................................   16
SECTION  3.02.  Selection of Securities to be Redeemed....................   16
SECTION  3.03.  Notice of Redemption......................................   16
SECTION  3.04.  Effect of Notice of Redemption............................   17
SECTION  3.05.  Deposit of Redemption Price...............................   17
SECTION  3.06.  Securities Redeemed in Part...............................   17

                                                                           Page
                               ARTICLE 4

                               COVENANTS

SECTION  4.01.  Payment of Securities.....................................   17
SECTION  4.02.  Lien on Assets............................................   18
SECTION  4.03.  Reports by the Company....................................   18
SECTION  4.04.  Calculation of Original Issue Discount....................   19

                               ARTICLE 5

                              SUCCESSORS

SECTION  5.01.  When the Company May Merge, etc...........................   19


                               ARTICLE 6

                         DEFAULTS AND REMEDIES

SECTION  6.01.  Events of Default.........................................   19
SECTION  6.02.  Acceleration..............................................   20
SECTION  6.03.  Other Remedies Available to Trustee.......................   20
SECTION  6.04.  Waiver of Existing Defaults; Rescission of Acceleration...   21
SECTION  6.05.  Control by Majority.......................................   21
SECTION  6.06.  Limitation on Suits by Securityholders....................   21
SECTION  6.07.  Rights of Holders to Receive Payment......................   22
SECTION  6.08.  Collection Suits by Trustee...............................   22
SECTION  6.09.  Trustee May File Proofs of Claim..........................   22
SECTION  6.10.  Priorities................................................   22
SECTION  6.11.  Undertaking for Costs.....................................   22


                               ARTICLE 7

                                TRUSTEE

SECTION  7.01.  Duties of Trustee.........................................   23
SECTION  7.02.  Rights of Trustee.........................................   24
SECTION  7.03.  Individual Rights of Trustee..............................   25
SECTION  7.04.  Trustee's Disclaimer......................................   25
SECTION  7.05.  Notice of Defaults........................................   25
SECTION  7.06.  Reports by Trustee to Holders.............................   25
SECTION  7.07.  Compensation and Indemnity................................   26
SECTION  7.08.  Replacement of Trustee....................................   26
SECTION  7.09.  Successor Trustee, Agents by Merger, etc..................   28
SECTION  7.10.  Eligibility...............................................   28


                                                                           Page

                               ARTICLE 8

                        DISCHARGE OF INDENTURE

SECTION  8.01.  Termination of the Company's Obligations..................   28
SECTION  8.02.  Application of Trust Money................................   29
SECTION  8.03.  Repayment to the Company..................................   29
SECTION  8.04.  Indemnity for Government Obligations......................   29


                               ARTICLE 9

                        AMENDMENTS AND WAIVERS

SECTION  9.01.  Without Consent of Holders................................   30
SECTION  9.02.  With Consent of Holders...................................   30
SECTION  9.03.  Revocation and Effect of Consents.........................   31
SECTION  9.04.  Notation on or Exchange of Securities.....................   31
SECTION  9.05.  Trustee Protected.........................................   31


                              ARTICLE 10

                             SINKING FUNDS

SECTION  10.01. Applicability of Article..................................   32
SECTION  10.02. Satisfaction of Sinking Fund Payments with Securities.....   32
SECTION  10.03. Redemption of Securities for Sinking Fund.................   32


                              ARTICLE 11

                             MISCELLANEOUS

SECTION  11.01. Trust Indenture Act Controls..............................   33
SECTION  11.02. Notices...................................................   33
SECTION  11.03. Acts of Securityholders...................................   34
SECTION  11.04. Determination of Voting Rights; Conduct of Meetings.......   34
SECTION  11.05. Certificate and Opinion as to Conditions Precedent........   35
SECTION  11.06. Statements Required in Certificate or Opinion.............   35
SECTION  11.07. Rules by Trustee and Agents...............................   35
SECTION  11.08. Legal Holidays............................................   35
SECTION  11.09. Governing Law.............................................   36

                                                                           Page

SECTION  11.10. No Adverse Interpretation of Other Agreements.............   36
SECTION  11.11. No Recourse Against Others................................   36
SECTION  11.12. Securities in Foreign Currencies..........................   36
SECTION  11.13. Currencies................................................   36
SECTION  11.14. Execution in Counterparts.................................   37
SIGNATURES        ...........................................................37


--------
    * This Table of Contents Does not Constitute Part of the Indenture.

       INDENTURE dated as of August 15, 2001 between BELLSOUTH CORPORATION, Georgia corporation ("Company"), and THE BANK OF NEW YORK, a New York banking corporation ("Trustee").

                                    RECITALS

       The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness ("Securities") as herein provided.

       All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

       For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.
       "Affiliate" means any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company.

       "Agent" means any authenticating agent, Paying Agent, Registrar or co-Registrar.

       "Authorized Newspaper" means a newspaper of general circulation, in an official language of the country of publication or in the English language, customarily published on days other than Legal Holidays in such country. Whenever successive weekly publications in an Authorized Newspaper are required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

       "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

       "Board Resolution" means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect.

       "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

       "Company Order" means an order signed by two Officers of the Company.

       "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

       "Depositary" means, with respect to the Securities of any Series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary pursuant to Section 2.02 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such Series shall mean the Depositary with respect to the Registered Global Securities of that Series.

       "Holder" or "Securityholder" means the bearer of an Unregistered Security or of a coupon appertaining thereto or the person in whose name a Registered Security is registered on the Registrar's books.

       "Indenture" means this Indenture as amended or supplemented from time to time and shall include the forms and terms of a particular Series of Securities established as contemplated hereunder.

       "Officer" means the chairman of the board of directors, the chief executive officer, the president, the chief financial officer, any vice-president, the treasurer, the general counsel, the secretary of the company or, in the absence of the secretary or treasurer, any assistant secretary or assistant treasurer.

       "Officers' Certificate" means a certificate signed by two Officers of the Company.

       "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to the Company. Counsel may be an employee of or counsel to the Company.

       "Original Issue Discount Security" means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

       The term "principal" of a Security means the principal amount of the Security plus, when appropriate, the premium, if any, on the Security.

       "Registered Global Security" means a Security evidencing all or a part of a Series of Registered Securities, issued to the Depositary for such Series in accordance with Section 2.03 and bearing the legend prescribed in Section 2.03.

       "Registered Security" means any Security issued hereunder and registered by the Registrar.

       "Responsible Officer," when used with respect to the Trustee, shall mean any vice-president, the treasurer, the secretary, any trust officer, any assistant vice-president or any other officer or assistant officer associated with the corporate trust department of the Trustee who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

       "SEC" means the Securities and Exchange Commission.

       "Series" or "Series of Securities" means a series of Securities.

       "Securities" means the debentures, notes and other obligations of the Company issued, authenticated and delivered under this Indenture.

       "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more of its other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (15 U.S.C. Section 77aaa et. seq.).

       "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to that Series.

       "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

       "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and all other area subject to its jurisdiction.

       "Unregistered Security" means any Security issued hereunder which is not a Registered Security.

       "Yield to Maturity" of a Series of Securities means the yield to maturity, calculated by the Company at the time of issuance of such Series or, if applicable, at the most recent determination of interest on such Series in accordance with accepted financial practice.

SECTION 1.02. Other Definitions.

Term                                                           Section
----                                                           -------
"Bankruptcy Law"............................................      6.01
"Custodian".................................................      6.01
"Event of Default"..........................................      6.01
"Legal Holiday".............................................     11.08
"Paying Agent"..............................................      2.04
"Registrar".................................................      2.04
"U.S. Government Obligations"...............................      8.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
       Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "Commission" means the SEC.

              "indenture securities" means the Securities.

              "indenture security holder" means a Holder or a Securityholder.

              "indenture to be qualified" means this Indenture.

              "indenture trustee" or "institutional trustee" means the Trustee.

              "obligor" on the indenture securities means the Company.

       All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.
       Unless the context otherwise requires:

              (1)   a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States of America; and

              (3) words in the singular include the plural, and words in the plural include the singular.

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01. Issuable in Series.
       The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. There may be Registered Securities and Unregistered Securities within a Series. The Securities may be subject to such restrictions, and contain such legends, as may be required by United States laws and regulations. Except as provided in or pursuant to Section 2.01, 2.02 or 2.03, all Securities of a Series shall be identical in all respects. Securities of different Series may differ in any respect; provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

SECTION 2.02. Establishment of Terms and Form of Series of Securities.

(a) At or prior to the issuance of Securities of any Series, the following shall be established by a Board Resolution, by Company Order or by an indenture supplemental hereto:

(1) the title of the Securities of the Series (which title shall distinguish the Securities of the Series from the Securities of all other Series and from all other securities issued by the Company);

(2) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.08, 2.09, 2.12, 3.06 or 9.04);

(3) the date or dates on which the principal of the Securities of the Series is payable or whether the Securities of a
       Series are due upon demand by the Holder;

(4) the rate or rates at which the Securities of the Series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and, with respect to Registered Securities, the record date for the interest payable on any interest payment date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(5) the place or places where the principal of and interest on Registered Securities and Unregistered Securities, if any, of the Series shall be payable;

(6) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(7)    the obligation, if any, of the Company to redeem or purchase
       Securities of the Series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8) if in other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

(9) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(10) whether Securities of the Series shall be issuable as Registered Securities (and, if so, whether such Securities shall be issuable as Registered Global Securities), or Unregistered Securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of Unregistered Securities and whether, and the terms upon which, Unregistered Securities of a Series may be exchanged for Registered Securities of the same Series and vice versa;

(11) whether and under what circumstances the Company will pay additional amounts on the Securities of that Series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(12)   the form of the Securities (or forms thereof if Unregistered
       Securities and Registered Securities shall be issuable in such Series), including such legends as may be required by United States laws or regulations, the form of any coupons or temporary Security which may be issued and the forms of any certificates which may be required hereunder or under United States laws or regulations in connection with the offering, sale, delivery or exchange of Unregistered Securities;

(13) the currency or currencies, including composite currencies, in which payment of the principal of and interest on the Securities of the Series shall be payable (if other than the currency of the United States);

(14) if the amount or payments of principal of or interest on the Securities of the Series may be determined with reference to an index, the manner in which such amounts shall be determined;

(15) whether Securities of the Series are issuable as, or exchangeable for, one or more Registered Global Securities and, in such case, the terms upon which interests in such Registered Global Security or Registered Global Securities shall be exchangeable by the Company or the Holder thereof for definitive Securities;

(16) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture), including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of that Series;

(17)     any Depositaries with respect to the Securities of such Series; and


(18)     applicable CUSIP numbers.

       (b) If the terms and form or forms of any Securities are established by or pursuant to a Board Resolution, the Company shall deliver a copy of such Board Resolution to the Trustee at or prior to the issuance of such Securities with the form or forms of Security which have been approved attached thereto. If a Board Resolution authorized Officers to approve the terms and form or forms of the Securities, the Company shall deliver a copy of such Board Resolution and an Officers' Certificate approving the terms and form or forms of Security with such form or forms of Securities attached thereto.

       (c) All Securities of any one Series need not be issued at the same time, and unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series.

       (d) Unregistered Securities and their coupons must have the following statement on their face: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287 of the Internal Revenue Code of 1986, as amended."

SECTION 2.03. Execution, Authentication and Delivery.
       (a) Securities shall be executed on behalf of the Company by its Chief Executive Officer, President or a Vice-President, and its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary. Signatures shall be manual or facsimile. A facsimile of the Company's seal shall be reproduced on the Securities and may, but need not, be attested. The coupons of Unregistered Securities shall bear the facsimile signature of the Treasurer or an Assistant Treasurer of the Company.

       (b) If an Officer, an Assistant Treasurer or an Assistant Secretary of the Company whose signature is on a Security or coupon no longer holds that office at the time the Security is authenticated, the Security or coupon shall be valid nevertheless.

       (c) A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent and no coupon shall be valid until the Security to which it appertains has been so authenticated. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Each Registered Security shall be dated the date of its authentication, and each Unregistered Security shall be dated as provided in connection with the establishment of the Series thereof.

       (d) The Trustee or an authenticating agent shall at any time, and from time to time, authenticate and deliver Securities of any Series executed and delivered by the Company for original issue in an aggregate principal amount not in excess of the principal amount authorized for such Series upon receipt by the Trustee of (i) a Company Order for the authentication and delivery of such Securities, (ii) if the terms and form or forms of the Securities of such Series have been established by or pursuant to a Board Resolution as permitted by
Section 2.02, a copy of such Board Resolution and any Officers' Certificate that may be required pursuant to Section 2.02(b) or an executed supplemental indenture, if any; (iii) an Officers' Certificate delivered in accordance with
Section 11.05, and (iv) an Opinion of Counsel to the effect that:

(1) if the form or forms and terms of a particular issue of such Securities of such Series have been established by a supplemental indenture, Board Resolution or Company Order as permitted by Section 2.02, that such form or forms and terms have been established in conformity with the provisions of this Indenture;

(2) if the terms of a particular issue of Securities of that Series have been or are to be established by or pursuant to a supplemental indenture, Board Resolution or Company Order as permitted by Section 2.02, that upon delivery of such supplemental indenture, Board Resolution or Company Order such form or forms and terms will have been established in conformity with the provisions of this Indenture; and

(3) such Securities, when authenticated and delivered by the Trustee or an authenticating agent and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company entitled to the benefits of this Indenture.

       If the terms and form or forms of such Securities have been established by or pursuant to a supplemental indenture, Board Resolution or Company Order as permitted by Section 2.02, the Trustee or an authenticating agent shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will materially and adversely affect the Trustee's own rights, duties or immunities under the Securities and this Indenture.

       Notwithstanding the foregoing, until the Company has delivered an Opinion of Counsel to the Trustee and the Registrar stating that, as a result of the action described, the Company would not suffer adverse consequences under the provisions of United States law or regulations in effect at the time of the delivery of Unregistered Securities, (i) delivery of Unregistered Securities by the Trustee or Registrar will be made only outside the United States and its possessions and (ii) Unregistered Securities will be released by the Trustee or Registrar in definitive form to the person entitled to physical delivery thereof only upon presentation of a certificate in the form prescribed by the Company.

       (e) The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, any Company Order or supplemental indenture pursuant to Section 2.02 or in any additional Board Resolution, Company Order or supplemental indenture which shall reopen a Series of Securities pursuant to Section 2.02.

       (f) The Trustee may appoint an authenticating agent or agents to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent or agents. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate. The term "authenticating agent" includes any co-authenticating agent.

       If it shall be established pursuant to Section 2.02 that the Securities of a Series are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee or an authenticating agent shall, in accordance with this Section and Section 2.02 with respect to such Series, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such Series issued and not yet cancelled, having identical terms, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect:

              "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

       Each Depositary designated pursuant to Section 2.02 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

SECTION 2.04. Registrar and Paying Agent.
       The Company shall designate an office or agency where Registered Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where (subject to Sections 2.05(c) and 2.08(b)) Securities may be presented for payment or for exchange ("Paying Agent"). With respect to a Series of any Securities issued in whole or in part as Unregistered Securities, the Company shall maintain one or more Paying Agents which shall be acceptable to the Trustee (such acceptance shall not be unreasonably withheld) located outside the United States and its possessions to which the Unregistered Securities or coupons appertaining thereto may be presented for payment and will provide the necessary funds therefor to such Paying Agent upon reasonable notice. The Registrar shall keep a register with respect to each Series of Securities issued in whole or in part as Registered Securities and as to their transfer and exchange. The company may appoint one or more co-Registrars acceptable to the Trustee and one or more additional Paying Agents for each Series of Securities and the Company may terminate the appointment of any co-Registrar or Paying Agent at any time upon notice. The term "Registrar" includes any co-Registrar. The term "Paying Agent" includes any additional Paying Agent. The company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee or one or more agents designated by the Trustee shall act as such.

SECTION 2.05. Payment on Securities.
       (a) Subject to the following provisions, the Company will pay to the Trustee or any Paying Agent the amounts, in such coin or currency as is at the time legal tender for the payment of public or private debt, in the manner, at the times and for the purposes set forth herein and in the text of the Securities for each Series, and the Company hereby authorizes and directs the Trustee or such Paying Agent from funds so paid to it to make or cause to be made payment of the principal of and interest, if any, on the Securities and coupons on each Series as set forth herein and in the text of such Securities and coupons. Except as otherwise provided with respect to any Series of Securities, the Trustee will arrange directly with any Paying Agents for the payment, or the Trustee will make payment, from funds furnished by the Company, of the principal of and interest, if any, on the Securities and coupons of each Series by wire transfer or check drawn upon a bank specified by the Company and acceptable to the Trustee.

       (b) Interest, if any, on Registered Securities of a Series shall be paid on each interest payment date for such Series to the Holder thereof at the close of business on the relevant record dates specified in the Securities of such Series. The Company may pay such interest by check mailed to such Holder's address as it appears on the register for Securities of such Series. Principal of Registered Securities shall be payable only against presentation and surrender thereof at the office of the Paying Agent, unless the Company shall have otherwise instructed the Trustee in writing.

       (c) To the extent provided in the Securities of a Series, (i) interest, if any, on Unregistered Securities shall be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (ii) original issue discount (as defined in Section 1273 of the Internal Revenue Code of 1986, as amended), if any, on Unregistered Securities shall be paid only against presentation and surrender of such Securities; in either case at the office of a Paying Agent located outside of the United States and its possessions, unless the Company shall have otherwise instructed the Trustee in writing. Principal of Unregistered Securities shall be paid only against presentation and surrender thereof as provided in the Securities of a Series. If at the time a payment of principal of or interest, if any, or original issue discount, if any, on an Unregistered Security or coupon shall become due, the payment of the full amount so payable at the office or offices of all the Paying Agents outside the United States and its possessions is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in the United States currency, then the Company may instruct the Trustee to make such payments at the office of a Paying Agent located in the United States, provided that the Company has determined that provision for such payment in the United States would not cause such Unregistered Security to be treated as a "registration-required obligation" under United States law and regulations. Unless otherwise instructed by the Company, no payments of interest, original issue discounts, or principal with respect to Unregistered Securities shall be made by a Paying Agent (i) by a transfer of funds into an account maintained by the payee in the United States, (ii) mailed to an address in the United States or (iii) paid to a United States address by electronic funds transfer.

SECTION 2.06. Paying Agent to Hold Money in Trust.
       The Company shall require each Paying Agent for any Series of Securities other than the Trustee to agree in writing that it will hold all sums held by it for the payment of principal of and interest on Securities of that Series in trust for the benefit of the persons entitled thereto until such sums are paid to such persons or otherwise disposed of as herein provided, and that the Paying Agent will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company acts as Paying Agent, it shall segregate the money held by it for the payment of principal of and interest on any Series of Securities and hold such money as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing the Paying Agent shall have no further liability for the money so paid.

SECTION 2.07. Securityholder Lists; Ownership of Securities.
       (a) The Trustee shall preserve the most recent list received by or furnished to it of the names and addresses of Holders of each Series of Securities. If the Trustee is not the Registrar or if Unregistered Securities are outstanding under the Indenture, the Company shall furnish to the Trustee on or before each interest payment date, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, any co-Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of Securities.

       (b) Ownership of Registered Securities of a Series shall be proved by the register for such Series kept by the Registrar. Ownership of Unregistered Securities may be proved by the production of such Unregistered Securities or by a certificate or affidavit executed by the person holding such Unregistered Securities or by a depository with whom such Unregistered Securities were deposited, if the certificate or affidavit is satisfactory to the Trustee. The Company, the Trustee, and any agent of the Company or the Trustee may treat the bearer of any Unregistered Security or coupon and the person in whose name a Registered Security is registered as the absolute owner thereof for all purposes.

SECTION 2.08. Transfer and Exchange.
       (a) When Registered Securities of a Series are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Registered Securities of the same Series (containing identical terms and provisions and date of maturity) of other authorized denominations, the Registrar shall register the transfer or make the exchange upon receipt of a written instrument of transfer duly executed by the securityholder or such securityholder's attorney duly authorized in writing.

       (b) If both Registered and Unregistered Securities are authorized for a Series of Securities and the terms of such Securities permit, Unregistered Securities may be exchanged for an equal principal amount of Registered Securities or Unregistered Securities (containing identical terms and provisions) of the same Series and date of maturity in any authorized denominations upon delivery to the Registrar (or a Paying Agent, if the exchange is for Unregistered Securities) of the Unregistered Security with all unmatured coupons and all matured coupons in default appertaining thereto and if all other requirements of the Registrar (or such Paying Agent) and of such Securities for such exchange are met.

       Notwithstanding the foregoing, the exchange of Unregistered Securities for Registered Securities will be subject to the satisfaction of the provisions of United States law and regulations in effect at the time of such exchange, and no exchange will be made until the Company has notified the Trustee and the Registrar in writing that, as a result of such exchange, the Company would not suffer adverse consequences under such provisions of United States law or regulations.

       (c) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities upon surrender of Securities for registration of transfer or for exchange as provided in this Section. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, but not for any exchange pursuant to Section 2.12, 3.06 or 9.04.

       (d) Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities of any Series for the period beginning at the opening of business 15 days immediately preceding the selection of any such Securities to be redeemed and ending at the close of business on the day of first publication of the relevant notice of redemption or, if there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange Securities selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

       (e) Unregistered Securities or any coupons appertaining thereto shall be transferable by delivery.

       (f) Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a Series may not be transferred, except as a whole by the Depositary for such Series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or a nominee of such successor Depositary.

       If at any time the Depositary for any Registered Securities of a Series represented by one or more Registered Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Securities or if at any time the Depositary for such Registered Securities shall no longer be eligible under Section 2.03, the Company shall appoint a successor Depositary with respect to such Registered Securities. If a successor Depositary for such Registered Securities is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 2.02 that such Registered Securities be represented by one or more Registered Global Securities shall no longer be effective and the Company will execute, and the Trustee or an authenticating agent, upon receipt of an Officers' Certificate for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver, Securities of such Series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.

       The Company may at any time and in its sole discretion determine that the Registered Securities of any Series issued in the form of one or more Registered Global Securities shall no longer be represented by a Registered Global Security or Securities. In such event the Company will execute, and the Trustee or an authenticating agent, upon receipt of an Officers' Certificate for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver, Securities of such Series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities, in exchange for such Registered Global Security or Securities.

       If specified by the Company pursuant to Section 2.02 with respect to Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of the same Series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee or an authenticating agent shall authenticate and deliver, without service charge,

(i)    to the Person specified by such Depositary a new Registered
       Security or Securities of the same Series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Registered Global Security; and

(ii) to such Depositary a new registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

       Upon the exchange of a Registered Global Security for Securities in definitive registered form, in authorized denominations, such Registered Global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for a Registered Global Security pursuant to this
Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or an authenticating agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

SECTION 2.09. Replacement Securities.
       (a) If a mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate and deliver in exchange therefor a replacement Registered Security, if such surrendered security was a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such surrendered Security was an Unregistered Security, of the same Series and containing identical terms and provisions, if the requirements of the Trustee are met.

       (b) If the Holder of a Security claims that the Security or any coupon appertaining thereto has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Registered Security, if such Holder's claim pertains to a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the lost, destroyed or wrongfully taken Unregistered Security or the Unregistered Security to which such lost, destroyed or wrongfully taken coupon appertains, if such Holders' claim pertains to an Unregistered Security, of the same Series and containing identical terms and conditions, if the requirements of the Trustee are met; provided, however, that the Trustee or the Company may require such Holder to provide to the Trustee and the Company security or indemnity sufficient in the judgement of the Company and the Trustee to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security or any coupon appertaining thereto is replaced. The Company may charge the party requesting a replacement Security for its expenses in replacing a Security.

       (c) Every replacement Security is an additional obligation of the Company.

       (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 2.10. Outstanding Securities.
       (a) Securities outstanding at any time are all Securities authenticated by the Trustee or any other authenticating agent except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

       (b) If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

       (c) If a Paying Agent (other than the Company) holds on a redemption date or maturity date money sufficient to pay all amounts due on Securities of any Series on that date, then on and after that date all Securities of such Series due on such date cease to be outstanding and interest on them ceases to accrue.

       (d) A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

       (e) In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

       (f) No Securities in respect of which deposits have been made pursuant to Section 8.01(a) shall be deemed to be outstanding.

SECTION 2.11. Treasury Securities.
       In determining whether the Holders of the requisite principal amount of Securities of any Series have concurred in any direction, waiver or consent, Securities of such Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such Series which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities of such Series owned by the Company which have been pledged in good faith may be considered by the Trustee, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to so act with respect to such Securities and that the pledgee is not the Company or an Affiliate.

SECTION 2.12. Temporary Securities.
       (a) Until definitive Registered Securities of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Registered Securities of such Series. Temporary Registered Securities of any Series shall be substantially in the form of definitive Registered Securities of such Series but may have variations that the Company considers appropriate for temporary Securities. Every temporary Registered Security shall be executed by the Company and authenticated by the Trustee, and registered by the Registrar, upon the same conditions, and with like effect, as a definitive Registered Security. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Registered Securities of the same Series and date of maturity in exchange for temporary Registered Securities.

       (b) Until definitive Unregistered Securities of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate one or more temporary Unregistered Securities, which may have coupons attached or which may be in the form of a single temporary global Unregistered Security of that Series. The temporary Unregistered Security or Securities of any Series shall be substantially in the form of definitive Unregistered Securities of such Series but may have variations that the Company considers appropriate for temporary Securities and shall be delivered to one of the Paying Agents located outside the United States and its possessions or to such other person or persons as the Company shall direct against such certification as the Company may from time to time prescribe. The temporary Unregistered Security or Securities of a Series shall be executed by the Company and authenticated by the Trustee upon the same conditions, and with like effect, as a definitive Unregistered Security of such Series, except as provided herein or in the Company Order, Board Resolution or supplemental indenture relating thereto. A temporary Unregistered Security or Securities shall be exchangeable for definitive Unregistered Securities at the time and on the conditions, if any, specified in the temporary Security.

       Upon any exchange of a part of a temporary Unregistered Security of a Series for definitive Unregistered Securities of such Series, the temporary Unregistered Security shall be endorsed by the Trustee or an authenticating agent for the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of the definitive Unregistered Securities of such Series so exchanged and endorsed.

SECTION 2.13. Cancellation.
       The Company at any time may deliver Securities and coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities and coupons surrendered to them for registration of transfer, for exchange or for payment. The Trustee shall cancel all Securities and coupons surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Securities and coupons in its customary manner; provided, however, that any Unregistered Securities of a Series delivered to the Trustee for exchange prior to maturity shall be retained by the Trustee for reissue as provided herein or in the Securities of such Series. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.14. Defaulted Interest.
       If the Company defaults on a payment of interest on a Series of Securities, the Company shall pay the defaulted interest as provided in such Securities or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed and acceptable to the Trustee. With respect to Registered Securities, the Trustee may pay the defaulted interest, plus any interest payable on the defaulted interest, to the Holders of such Registered Securities on a subsequent special record date. The Company shall fix the record date and the payment date. At least 15 days before the record date the Company shall mail to such Holders a notice that states the record date, the payment date and the amount of interest to be paid.

SECTION 2.15 CUSIP Numbers.
       The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01. Notice to Trustee.
       The Company may, with respect to any Series of Securities, reserve the right to redeem and pay such Series of Securities or any part thereof, or may covenant to redeem and pay the Series of Securities or any part thereof, before maturity at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of the Series of Securities to be redeemed. The Company shall give such notice at least 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

SECTION 3.02. Selection of Securities to be Redeemed.
       If less than all the Securities of a Series with the same issue date, interest rate and stated maturity are to be redeemed, the Trustee, not more than 60 days prior to the redemption date, shall select the Securities of the Series to be redeemed pro rata or by lot or in such other manner as the Company shall direct. The Trustee shall make the selection from Securities of the Series that are outstanding and that have not previously been called for redemption. Securities of the Series and portions of them selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000 or with respect to Securities of any Series issuable in other denominations pursuant to Section 2.02(a)(8), in amounts equal to the minimum principal denomination for each such Series and in integral multiples thereof. Provisions of this Indenture that apply to Securities of that Series called for redemption also apply to portions of Securities of that Series called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption.

SECTION 3.03. Notice of Redemption.
       (a) At least 30 days but not more than 90 days before a redemption date, unless a shorter period is specified in the Securities to be redeemed, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities that are to be redeemed.

       (b) If Unregistered Securities are to be redeemed, notice of redemption shall be published in an Authorized Newspaper in each of The City of New York, London and, if such Securities to be redeemed are listed on the Luxembourg Stock Exchange, Luxembourg twice in different calendar weeks, the first publication to be not less than 30 nor more than 90 days before the redemption date.

       (c) All notices shall identify the Series of Securities to be redeemed and shall state:

(1)    the redemption date;

(2)    the redemption price;

(3) if less than all the outstanding Securities of a Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed, including CUSIP numbers;

(4)    the name and address of the Paying Agent;

(5) that the Securities of the Series called for redemption and all unmatured coupons, if any, appertaining thereto must be surrendered to the Paying Agent to collect the redemption price;

(6) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date; and

(7) if the redemption is pursuant to a mandatory or optional sinking fund payment.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04. Effect of Notice of Redemption.
       Once notice of redemption is mailed or published, Securities of a Series called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent of such Securities, together with all unmatured coupons, if any, appertaining thereto, such Securities shall be paid at the redemption price plus accrued interest to the redemption date, but installments of interest due on or prior to the redemption date will be payable, in the case of Unregistered Securities, to the bearers of the coupons for such interest upon surrender thereof and, in the case of Registered Securities, to the Holders of such Securities of record at the close of business on the relevant record dates.

SECTION 3.05. Deposit of Redemption Price.
       Prior to 10:00 a.m., New York time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and interest accrued to the redemption date on all Securities to be redeemed on that date.

SECTION 3.06. Securities Redeemed in Part.
       Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of that Security a new Security or Securities of the same Series, the same form and the same maturity in authorized denominations equal in aggregate principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01. Payment of Securities.
       The Company shall pay or cause to be paid the principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date immediately available funds designated for and sufficient to pay the installment.

       The Company shall pay interest on overdue principal of a Security of any Series at the rate of interest (or, in the case of Original Issue Discount Securities, Yield to Maturity) borne by the Securities of that Series, and, to the extent lawful, it shall pay interest on overdue installments of interest at the same rate.

SECTION 4.02. Lien on Assets.
       If at any time the Company mortgages, pledges or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided in this Section 4.02, the Company will secure the outstanding Securities, and any other obligations of the Company which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to (1) the creation, extension, renewal or refunding of purchase-money mortgages or liens, or (2) to the making of any deposit or pledge to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions or other social security, or (3) with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it or (4) any liens on the Company's property or assets that arise solely as a result of a merger of an entity that has existing liens on its property or assets with or into the Company. Nothing contained in this Indenture prevents an Affiliate of the Company from mortgaging, pledging or subjecting to any lien any property or assets, whether or not acquired by such Affiliate from the Company.

SECTION 4.03. Reports by the Company.
       The Company agrees:

       (a) to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

       (b) To the extent required by the Trust Indenture Act of 1939 as to the Securities of any Series, the Company will annually furnish to the Trustee on or before the date the Company is required to file its annual report with the Trustee pursuant to Section 4.03(a) a brief certificate (which need not comply with Section 11.06) from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

       (c) The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the company proposes to take with respect thereto.

SECTION 4.04. Calculation of Original Issue Discount.
       The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.


                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01. When the Company May Merge, etc.
       The Company may not consolidate with, merge into or be merged into, or transfer or lease its properties and assets substantially as an entirety to, any person, unless (i) the surviving person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia, (ii) the surviving person, if other than the Company, assumes by supplemental indenture all the obligations of the Company under the Securities and any coupons appertaining thereto and under this Indenture and, (iii) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. The surviving, transferee or lessee corporation shall be the successor to the Company and the Company, except in the case of a lease, shall be relieved of all obligations under this Indenture and the Securities.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.
       An "Event of Default" occurs with respect to the Securities of any Series if:

(1) the Company defaults in the payment of interest on any Security of that Series when the same becomes due and payable and the Default continues for a period of 90 days;

(2) the Company defaults in the payment of the principal of any Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise;

(3) the Company fails to comply with any of its other agreements in the Securities of that Series, or in any supplemental indenture under which the Securities of that Series may have been issued or in this Indenture (other than an agreement included solely for the benefit of a Series of Securities other than that Series) and the Default continues for the period and after the notice specified below;

(4)      the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)      commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)      makes a general assignment for the benefit of its creditors, or

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)      is for relief against the Company in an involuntary case,

(B) appoints a Custodian of the Company or for all or substantially all of its property, or

(C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

       The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

       A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of all the outstanding Securities of that Series notify the Company (and the Trustee in the case of notification by such Holders) of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02. Acceleration.
       If an Event of Default occurs with respect to the Securities of any Series and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Securities of that Series, by notice to the Company and the Trustee, may declare the principal (or, if the Securities of that Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms if that Series) of, and any accrued interest on, all the Securities of that Series to be due and payable. Upon such declaration, such principal (or, in the case of Original Issue Discount Securities, such specified amount) and any accrued interest shall be due and payable immediately.

SECTION 6.03. Other Remedies Available to Trustee.
(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Securities of the Series that is in Default or to enforce the performance of any provision of the Securities of that Series or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. To the extent permitted by law, all available remedies are cumulative.

SECTION 6.04. Waiver of Existing Defaults; Rescission of Acceleration.
       The Holders of a majority in principal amount of any Series of Securities by notice to the Trustee and the Company may waive an existing Default with respect to that Series and rescind an acceleration under Section 6.02 and its consequences except a Default in the payment of principal of or interest on any Security (other than such as may have become due solely because of the acceleration), provided such waiver or rescission would not conflict with any judgment or decree.

SECTION 6.05. Control by Majority.
(a) The Holders of a majority in principal amount of the Securities of each Series affected (with each such Series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to Securities of that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture.

(b) With respect to the Securities of any Series all or part of which is represented by a Registered Global Security, the following provision shall apply. Upon receipt by the Trustee of (i) any written notice directing the time, method or place of conducting any proceeding or exercising any trust or power pursuant to Section 6.06 with respect to Securities of any Series or (ii) any written demand, request or notice with respect to any matter on which the Holders of any Series of Securities are entitled to act under this Indenture, a record date shall be established for determining Holders of outstanding Securities of such Series entitled to join in such notice, demand or request, which record date shall be at the close of business on the day the Trustee receives such notice, demand or request. The Holders on such record date, or their duly designated proxies, and only such persons, shall be entitled to join in such notice, demand or request, whether or not such Holders remain Holders after such record date; provided, however, that unless the Holders of the requisite principal amount of the outstanding Securities of such Series shall have joined in such notice, demand or request prior to the day which is the 90th day after such record date, such notice, demand or request shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, (A) after expiration of such 90-day period, a new notice, demand or request identical to a notice, demand or request which has been cancelled pursuant to the proviso to the preceding sentence or (B) during any such 90-day period, a new notice, demand or request contrary to or different from such notice, demand or request, in either of which events a new record date shall be established pursuant to the provisions of this subsection.

SECTION 6.06. Limitation on Suits by Securityholders.
       A Securityholder may pursue a remedy with respect to this Indenture or the Securities of any Series only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to Securities of that Series;

(2) the Holders of at least 25% in principal amount of the Securities of that Series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity;
       and

(5) during such 60-day period, the Holders of a majority in principal amount of the Securities of that Series do not give the Trustee a direction inconsistent with the request.

SECTION 6.07. Rights of Holders to Receive Payment.
       Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on a Security, on or after the respective due dates expressed in the Security, and the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suits by Trustee.
       If an Event of Default specified in Section 6.01(1) or (2) occurs with respect to Securities of any Series and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of the principal of and interest on Securities of that Series remaining unpaid.

SECTION 6.09. Trustee May File Proofs of Claim.
       The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property.

SECTION 6.10. Priorities.
       If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

              First: to the Trustee for amounts due under Section 7.07;

              Second: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

              Third: to the Company.

       The Trustee may fix a record date (with respect to Registered Securities) and payment date for any payment to Holders of Securities pursuant to this Article.

SECTION 6.11. Undertaking for Costs.
       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, the Trustee, a Holder pursuant to Section
6.07 or a Holder or Holders of more than 10% in principal amount of the Securities of any Series.


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of its rights and powers vested in it under this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)      Except during the continuance of Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required to be provided to the Trustee hereunder, the Trustee shall examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)   This paragraph does not limit the effect of paragraph (b) of this Section.

(2) The Trustees shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(4) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder with respect to any Series, except failure by the Company to cause to be made any of the payments to the Trustee required to be made hereunder, unless the Trustee shall be notified in writing of such default by the Company or by the holders of 25% in aggregate principal amount of Securities of such Series then outstanding or unless a Responsible Officer of the Trustee shall have actual knowledge of such default.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power hereunder unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it (and shall not be obligated to invest such money) except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       This Section 7.01 is in furtherance of and subject to Sections 315 and 316 of the TIA.

SECTION 7.02. Rights of Trustee.
       In furtherance of and subject to Sections 315 and 316 of the TIA, and except as otherwise provided in Section 7.01:

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel of its own selection or require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, an Officers' Certificate, a Company Order, an Opinion of Counsel or the written advice of counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company reasonable to such inquiry or investigation, during normal business hours, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(h) The Trustee may request that the company deliver an Officers'
Certificate setting for the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.
       The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any agent may do the same with like rights.

SECTION 7.04. Trustee's Disclaimer.
       The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use of the proceeds from the Securities and shall not be responsible for any statement in the Securities (other than its certificate of authentication if it shall authenticate the Securities).

SECTION 7.05. Notice of Defaults.
       If a Default occurs and is continuing with respect to the Securities of any Series and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of a Security of that Series entitled to receive reports pursuant to the TIA (and, if Unregistered Securities of that Series are outstanding, shall cause to be published at least once in Authorized Newspaper in each of The City of New York, London and, if Securities of that Series are listed on the Luxembourg Stock Exchange, Luxembourg) notice of the Default within 90 days after it occurs, unless such Default shall have been cured or waived. Except in the case of a Default in payment on the Securities of any Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Securityholders of that Series.

SECTION 7.06. Reports by Trustee to Holders.
(a)To the extent required by TIA Section 313(a), on May 15 each year, commencing on May 15, 2002, the Trustee shall mail to each Securityholder of each Series entitled to receive reports pursuant to the TIA a brief report, dated as of such date, that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2).

(b)At the time that it mails such a report to Securityholders of any Series, the Trustee shall file a copy of that report with the SEC and with each stock exchange on which the Securities of that Series are listed. The Company shall provide written notice to the Trustee when the Securities of any Series are listed on any stock exchange or delisted therefrom.

SECTION 7.07. Compensation and Indemnity.
(a)The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

(b) The Company shall indemnify the Trustee and hold it harmless against any and all loss, claims, damage, expense or liability incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that the failure of the Trustee to so notify the Company of any claim of which a Responsible Officer of the Trustee has knowledge shall not relieve the Company of its obligations to indemnify the Trustee, except to the extent the Company has been materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

(c)The Company need not reimburse any expense or indemnify against any loss or liability determined to have been caused by the Trustee through its own negligence or willful misconduct.

(d)To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of a Series.

(e) If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, such expenses and the compensation for such services shall constitute expenses of administration under any Bankruptcy Law.

(f) The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 7.08. Replacement of Trustee.
(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

(b) The Trustee may resign with respect to the Securities of any Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of any Series if:

(1) the Trustee fails to comply with Section 7.10 hereof or Section 310(b) of the TIA;

(2)      the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4)      the Trustee becomes incapable of acting.

(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to Securities of any Series, the Company shall promptly appoint a successor Trustee for such Series. Within one year after a successor Trustee with respect to the Securities of any Series takes office, the Holders of a majority in principal amount of Securities of that Series may appoint a successor Trustee with respect to the Securities of that Series to replace the successor Trustee appointed by the Company.

(d)If a successor Trustee with respect to the Securities of any Series does not take office within 60 days after the retiring Trustee provides written notice of its resignation pursuant to subsection (b) above or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of the applicable Series may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

(e)If the Trustee with respect to the Securities of any Series fails to comply with Section 7.10 hereof or Section 310(b) of the TIA, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

(f)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee for any Series of Securities shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to all Series of Securities for which the successor Trustee is to be acting as Trustee under this Indenture. The retiring Trustee shall promptly upon payment of amounts due it hereunder transfer all property held by it as Trustee with respect to such Series of Securities to the successor Trustee subject to the lien provided for in Section 7.07. The Company shall give notice of each appointment of a successor Trustee for any Series of Securities by mailing written notice of such event by first-class mail to the Holders of Securities of such Series entitled to receive reports pursuant to the TIA and, if any Unregistered Securities are outstanding, by publishing notice of such event once in an Authorized Newspaper in each of The City of New York, London, and, if Securities of that Series are listed on the Luxembourg Stock Exchange, Luxembourg.

(g)All provisions of this Section 7.08 except subparagraphs (b)(1), (e) and (h) and the words "subject to the lien provided for in Section 7.07" in subparagraph (f) shall apply also to any Paying Agent located outside the United States as required by Section 2.04

(h)In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver a supplemental indenture wherein such successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

SECTION 7.09. Successor Trustee, Agents by Merger, etc.
       If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Trustee or Agent, as the case may be.

SECTION 7.10. Eligibility
       This Indenture shall always have a Trustee with respect to such Series of Securities which satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $100,000,000, as set forth in its most recent published annual report of condition.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.01. Termination of the Company's Obligations.
(a) The Company reserves the right to terminate all of its obligations under (i) this Indenture and the Securities, or (ii) the Securities of any Series, if the Company irrevocably deposits in trust with the Trustee money in an amount and in the currency in which Securities of such Series are denominated, or in the event of dollar-denominated Securities, U.S. Government Obligations sufficient to pay, when due, the principal of and any interest on all the Securities or all the Securities of that Series, as the case may be, to maturity or redemption (together with irrevocable instructions to the Trustee requiring redemption at the earliest possible redemption date, if any, in accordance with Article 3) and if all other conditions set forth in the Securities of that Series are met. However, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08, 8.03 and 8.04
shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Section 7.07, 8.03 and 8.04 shall survive.

(b) Before or after a deposit the Company shall make arrangements satisfactory to the Trustee for the redemption of Securities at the earliest possible redemption date, if any, in accordance with Article 3.

(c) After a deposit by the Company in accordance with this Section in respect to the Securities of a Series, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's obligations under the Securities of the Series in respect of which the deposit has been made and this Indenture with respect to the Securities of that Series except for those surviving obligations specified above.

(d) In order to have money available on a payment date to pay principal of and interest on the Securities of any Series, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money; however, such U.S. Government Obligations shall not be callable at the issuer's option.

(e)      "U.S. Government Obligations" means:

(i) direct obligations of the United States for the payment of which the full faith and credit of the United States are pledged; or

(ii) obligations of a person controlled or supervised by and acting as an agency or instrumentally of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

SECTION 8.02. Application of Trust Money.
       The Trustee shall hold in trust all money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities of each Series in respect of which the deposit shall have been made.

SECTION 8.03. Repayment to the Company.
(a) The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

(b) If permitted under applicable law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after such principal or interest became due. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.04. Indemnity for Government Obligations.
       The Company shall pay and shall indemnify the Trustee and each Securityholder of each Series in respect of which the deposit shall have been made against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations.

                                    ARTICLE 9

                             AMENDMENTS AND WAIVERS

SECTION 9.01.       Without Consent of Holders
       The Company and the Trustee may enter into one or more supplemental indentures without consent of any Securityholder for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency herein or in the Securities of any Series;

(2) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as provided in Section 2.02, and to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any Series Securities;

(3)      to secure the Securities pursuant to Section 4.02;

(4)      to comply with Section 5.01;

(5) to provide for uncertificated Securities in addition to or in place of certificated Securities outstanding;

(6) to add to the rights of the Holders of any Series of Securities or to surrender any right or power herein conferred on the Company; or

(7) to make any change that does not adversely affect the rights of any Securityholder.

SECTION 9.02. With Consent of Holders.
(a) With the written consent of the Holders of a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (with each Series voting as a class), the Company and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of this Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by Section 9.01, the rights of the Securityholders of each such Series. The Holders of a majority in principal amount of the outstanding Securities of each Series affected by such waiver (with each Series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of this Indenture, any supplemental indenture or the Securities of any such Series except a Default in the payment of the principal of or interest on any Security. However, without the consent of each Securityholder affected, an amendment or waiver may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or change the time for payment of interest on any Security;

(3)      reduce the principal of or change the fixed maturity of any Security;

(4) waive a Default in the payment of the principal of or interest on any Security;

(5) make any Security payable in money other than that stated in the Security; or

(6)      make any change in Section 6.04, 6.07 or 9.02(a) (third sentence).


(b) It is not necessary under this Section 9.02 for the Securityholders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

(c) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company shall transmit by mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, and to such Holders of Unregistered Securities as are entitled to receive reports pursuant to the TIA. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Revocation and Effect of Consents.
       Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder of each Series affected by such amendment or waiver.

SECTION 9.04. Notation on or Exchange of Securities.
       The Trustee may place an appropriate notation about an amendment or waiver on any Security or any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate new Securities of that Series that reflect the amendment or waiver.

SECTION 9.05. Trustee Protected.
       The Trustee need not sign any supplemental indenture that the Trustee reasonably believes likely to affect its rights or increase its duties or obligations under this Indenture in any material way. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                  SINKING FUNDS

SECTION 10.01.      Applicability of Article.
       The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a Series, except as otherwise, permitted or required by any form of Security of such Series issued pursuant to this Indenture.

       The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of such Series is herein referred to as in "optional sinking fund payment". If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 10.02. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of Securities of such Series.

SECTION 10.02.      Satisfaction of Sinking Fund Payments with Securities.
       The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such Series to be made pursuant to the terms of such Securities as provided for by the terms of such Series, (1) deliver outstanding Securities of such Series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company) and (2) apply as a credit Securities of such Series which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any Series in lieu of cash payments pursuant to this Section 10.02, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment; provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

SECTION 10.03.      Redemption of Securities for Sinking Fund.
       Not less than 60 days prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 10.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment. The Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.03. Such notice have been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.04, 3.05 and 3.06.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01.      Trust Indenture Act Controls.
       If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA (an "incorporated provision"), the incorporated provision shall control.

SECTION 11.01.      Notices.
(a) Any notice or communication by the Company, any Securityholder or the Trustee to the other is duly given if in writing and delivered in person, mailed by First-class mail, or sent by facsimile:

              if to the Company to:
                    BellSouth Corporation
                    1155 Peachtree Street, N.E.
                    Atlanta, Georgia 30309-3610
                    Attn: Treasurer

              if to the Trustee to:
                    The Bank of New York
                    101 Barclay Street
                    New York, New York 10286
                    Attn: Marie Trimboli


(b) The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication to Holder of Securities entitled to receive reports pursuant to the TIA shall be mailed by first-class mail to the addresses for Holders of Registered Securities shown on the register kept by the Registrar and to addresses filed with the Trustee for other Holders. Failure to so mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders of Securities of that or any other Series entitled to receive notice.

(d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(e) If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and to each Agent at the same time.

(f) If it shall be impractical in the opinion of the Trustee or the Company to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

(g)      All other notices or communications will be in writing.

SECTION 11.03.      Acts of Securityholders.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Unregistered Securities, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 11.04.      Determination of Voting Rights; Conduct of Meetings.
(a) At any meeting of Securityholders, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented. If any Securities entitled to vote at such meeting are Original Issue Discount Securities, such Holders shall have such votes as are determined by reference to such portion of the principal amount as may be specified in the terms of each such Series which would be due and payable at the time of such meeting. However, no vote shall be cast or counted in respect of any Security which is challenged as not outstanding and ruled to be not outstanding.

(b) The Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders and the appointment of proxies in regard thereto. A chairman and secretary of the meeting shall be elected by vote of the Holders of a majority of the votes represented and entitled to vote at the meeting.

SECTION 11.05.      Certificate and Opinion as to Conditions Precedent.
       Upon any request or application by the Company to the Trustee to take any action under this Indenture, including the execution of an indenture supplemental hereto, the Company shall furnish to the Trustee:

(1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and stating that such proposed action is authorized under and complies with the terms of this Indenture; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and stating that such proposed action is authorized under and complies with the terms of this Indenture.

SECTION 11.06.      Statements Required in Certificate or Opinion.
       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.07.      Rules by Trustee and Agents.
       The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.08.      Legal Holidays.
       A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in Atlanta, Georgia or New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.09.      Governing Law.
       The laws of the State of New York shall govern this Indenture, the Securities and any coupons appertaining thereto.

SECTION 11.10.      No Adverse Interpretation of Other Agreements.
       This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Affiliate. No such indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 11.11.      No Recourse Against Others.
       No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 11.12.      Securities in Foreign Currencies.
       Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any Series in which some or all of such Securities are denominated in a currency other than U.S. dollars or (ii) any distribution to Holders of Securities, unless otherwise specified as contemplated by Section 2.02 for Securities for such Series, any amount in respect of any Security denominated in a currency other than United States dollars shall be treated for any such action or distribution as that amount of United States dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date or such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee or, in absence of such written notice, as the Trustee may determine.

SECTION 11.13.      Currencies.
       Except as may otherwise be provided in the form of Securities of any particular Series pursuant to the provisions of this Indenture, all references in this Indenture or in the Securities to "dollars," "$" or any similar reference shall be to the currency of the United States of America.

SECTION 11.14.      Execution in Counterparts.
       This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

           [SIGNATURE PAGE TO INDENTURE DATED AS OF AUGUST 15, 2001]


                        BELLSOUTH CORPORATION


                         By /s/ Linda S. Harty
                                ___________________________________
                         Title  Vice President and Treasurer





                        THE BANK OF NEW YORK


                        By  /s/ Marie E. Trimboli
                               ___________________________________
                        Title  Assistant Vice President